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                                                Exhibit 23-B


          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Centel Corporation (a Kansas corporation) dated February 3, 1993, included in Sprint Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, which document is incorporated by reference in Sprint Corporation's Form S-8 registering 8,500,000 shares of common stock for the Sprint Corporation 1990 Stock Option Plan.



                                         /s/ Arthur Andersen LLP

                                         ARTHUR ANDERSEN LLP


Chicago, Illinois,
May 15, 1995